Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-122097


                          PROSPECTUS SUPPLEMENT NO. 10

               PROSPECTUS SUPPLEMENT NO. 10 DATED FEBRUARY 8, 2006
      TO PROSPECTUS DECLARED EFFECTIVE ON MAY 13, 2005, AS SUPPLEMENTED BY
                PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 27, 2005,
               PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 11, 2005,
               PROSPECTUS SUPPLEMENT NO. 3 DATED AUGUST 17, 2005,
              PROSPECTUS SUPPLEMENT NO. 4 DATED SEPTEMBER 22, 2005,
               PROSPECTUS SUPPLEMENT NO. 5 DATED OCTOBER 22, 2005,
               PROSPECTUS SUPPLEMENT NO. 6 DATED NOVEMBER 3, 2005,
              PROSPECTUS SUPPLEMENT NO. 7 DATED NOVEMBER 14, 2005,
             PROSPECTUS SUPPLEMENT NO. 8 DATED DECEMBER 22, 2005 AND
               PROSPECTUS SUPPLEMENT NO. 9 DATED JANUARY 20, 2006
                          (REGISTRATION NO. 333-122097)

                                HEMOBIOTECH, INC.

This Prospectus Supplement No. 10 supplements our Prospectus dated May 13, 2005, as supplemented by Prospectus Supplement No. 1 dated June 27, 2005, Prospectus Supplement No. 2 dated August 11, 2005, Prospectus Supplement No. 3 dated August 17, 2005, Prospectus Supplement No. 4 dated September 22, 2005, Prospectus Supplement No. 5 dated October 22, 2005, Prospectus Supplement No. 6 dated November 3, 2005, Prospectus Supplement No. 7 dated November 14, 2005, Prospectus Supplement No. 8 dated December 22, 2005 and Prospectus Supplement No. 9 dated January 20, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants and options referred to in the Prospectus. You should read this Prospectus Supplement No. 9 together with the Prospectus and Prospectus Supplements Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto.

         This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

         o The attached Current Report on Form 8-K of Hemobiotech, Inc. dated February 7, 2006.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HMBT".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 8, 2006.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported):  FEBRUARY 7, 2006
                                                    --------------------

                                HEMOBIOTECH, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

             000-51334                                    33-0995817
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     (Commission File Number)                  (IRS Employer Identification No.)

  14221 DALLAS PARKWAY, SUITE 1500
           DALLAS, TEXAS                                               75254
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (214) 540-8411
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

      On February 7, 2006, Hemobiotech, Inc., a Delaware corporation (the "Company"), issued a press release announcing that three publicly traded closed end funds advised by RENN Capital Group, Inc. have exercised Class A warrants to purchase an aggregate of 1,764,720 shares of the Company's common stock at an exercise price of $1.06 per share. As a result of such exercise, the Company has received aggregate consideration of $1,870,603, which it intends to use for working capital and general corporate purposes. The Class A warrants were received by such funds in the Company's October 2004 private placement. The Company filed a registration statement with the Securities and Exchange
Commission covering the resale of such shares of common stock, which was declared effective by the SEC on May 13, 2005.

      A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this
Item 8.01.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------
99.1           Press Release of Hemobiotech, Inc., dated February 7, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006             HEMOBIOTECH, INC.


                                    By: /s/ Mark Rosenblum
                                    -------------------------------------
                                    Mark Rosenblum
                                    Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1           Press Release of Hemobiotech, Inc., dated
               February 7, 2006.